EXHIBIT 5

Warner Norcross & Judd LLP
Attorneys at Law
900 Fifth Third Center
111 Lyon Street, N.W.
Grand Rapids, Michigan 49503-2487

February 25, 2011

Board of Directors
Chemical Financial Corporation
333 East Main Street
Midland, Michigan 48640
Re:	Chemical Financial Corporation Form S-3 Registration Statement 300,000 Shares of Common Stock, Par Value $1.00 Per Share

Ladies and Gentlemen:

                    We are counsel to Chemical Financial Corporation ("Chemical") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 300,000 shares of Chemical common stock, par value $1.00 per share ("Common Stock"), for sale pursuant to the Chemical Financial Corporation "Chemical Invest Direct" program, under a Form S-3 Registration Statement (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") on February 25, 2011.

                    We are familiar with the proceedings taken by Chemical in connection with the authorization of 300,000 shares of Common Stock to be issued under the Registration Statement (the "Shares"). We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such copies.

                    Based upon the foregoing, we are of the opinion that the Shares, when duly registered under the Securities Act and sold and delivered against payment for the Shares as described in the Registration Statement, will be validly issued, fully paid, and non-assessable.

                    We consent to the filing of this opinion as an exhibit to the Registration Statement.

                    This opinion is rendered for the purposes of Part II, Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K and may not be used, quoted, or referred to or filed for any other purpose without our prior written permission.
Warner Norcross & Judd LLP

By	/s/ Jeffrey A. Ott
Jeffrey A. Ott, A Partner